                         CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

             BASIC AND DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION



                                       THREE MONTHS ENDED   NINE MONTHS ENDED
                                         MARCH 31, 2000       MARCH 31, 2000
                                       -------------------  ------------------
                                          BASIC/DILUTED       BASIC/DILUTED
                                       -------------------  ------------------
Average outstanding shares                         53,503              51,335
Dilutive options outstanding, net                       -                   -
                                       -------------------  ------------------
Equivalent Shares                                  53,503              51,335
                                       ===================  ==================

Net income (loss) available to common
  stockholders                                     (2,446)            (21,772)
                                       ===================  ==================
Earnings (loss) per share              $            (0.05)  $           (0.42)
                                       ===================  ==================

                                  THREE MONTHS ENDED   NINE MONTHS ENDED
                                    MARCH 31, 1999      MARCH 31, 1999
                                   -----------------  -----------------
                                    BASIC   DILUTED    BASIC   DILUTED
                                   -------  --------  -------  --------
Average outstanding shares          48,043    48,043   47,855    47,855
Dilutive options outstanding, net        -     2,938        -     1,331
                                   -------  --------  -------  --------
Equivalent Shares                   48,043    50,981   47,855    49,186
                                   =======  ========  =======  ========

Net income                         $   294  $    294  $   783  $    783
                                   =======  ========  =======  ========
Earnings per share                 $  0.01  $   0.01  $  0.02  $   0.02
                                   =======  ========  =======  ========


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